SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 10, 2014

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 10, 2014, Varian Medical Systems, Inc., through its Swiss subsidiary (collectively, the “Company”), entered into a series of agreements pursuant to which JPMorgan Chase Bank, N.A. (“J.P. Morgan”) will assume $45.0 million of the Company’s original $115.3 million loan commitment to fund the development, construction and initial operations of the Scripps Proton Therapy Center in San Diego, California. Pursuant to these agreements, J.P. Morgan purchased $38.1 million of the Company’s outstanding loans and is obligated to fund up to an additional $6.9 million of the remaining loan commitment for the Scripps Proton Therapy Center. The Company also assigned a pro rata portion of its revenue share from the Scripps Proton Therapy Center to J.P. Morgan. Concurrent with these agreements, the Company amended its loan agreement with California Proton Treatment Center, LLC to extend the maturity to September 30, 2017, increase the interest rate to LIBOR + 700 basis points and increase the Company’s loan commitment by $10.0 million. The additional $10.0 million commitment will be subordinated to the original $115.3 million commitment in the event of a default.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: June 16, 2014

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